Exhibit 10.21

Enhance Biotech Completes $2 Million Financing

Funds Will Be Used to Complete Current Phase II Trial for Premature Ejaculation NEW YORK, Nov. 3 /PRNewswire-FirstCall/ -- Enhance Biotech, Inc. (Enhance) (OTC Bulletin Board: EBOI - News) today announced the Company has completed a private equity financing of $2.0 million through the sale of common stock and warrants.

The Company will be using these funds to accelerate the development of its lead products. This investment will enable Enhance to achieve significant milestones in its lead development programs over the next three to five months, including completing a Phase IIa trial in premature ejaculation and the commencement of significant new clinical programs for the dermatological compounds under development. Under the terms of the financing, Enhance will receive an additional $2.0 million when it achieves certain development milestones.


Chris Every, Enhance's CEO, commented, "We are excited by the prospects of the resources from this funding round facilitating our taking important steps forward in our key development areas, adding significant value to each of them as we achieve our plans."


The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States unless registered under the Securities Act or an applicable exemption from registration is available. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.


About Enhance Biotech


Enhance Biotech Inc is a holding company for its wholly owned subsidiary Enhance Lifesciences Inc. Its product portfolio focuses upon seven key areas of the lifestyle market, some of which are development platforms with potential for ongoing additional indication. The key areas are; Sexual dysfunction, Anti-aging, Depression, Cellulite, Fertility, Arthritis and Skin Disorders. Enhance's products are each licensed in at later stages of development and will be taken by Enhance through development and approval for marketing, adding significant value to each in the immediate future. This creates a valuable product pipeline portfolio in a market forecast to grow to US$29 billion by 2007. The pharmaceutical industry has invested over $20 billion in R&D in lifestyle drugs during the last ten years, although, as yet relatively few new products have reached the market. Enhance Lifescience's lead development products fill an unmet need in a global blockbuster market. The Management and Science Team have a proven track record of successful development and commercialization of new products and the licensing out of valuable intellectual property. For more information on the Company please see the Company's website at www.enhancelifesciences.com.


Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Enhance Biotech's compounds under development in particular; the potential failure of Enhance Biotech's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Enhance Biotech' compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Enhance Biotech'
business, structure or projections; the development of competing products; uncertainties related to Enhance Biotech' dependence on third parties and partners; and those risks described in the filings with the SEC, all of which are under the Company's prior name Becor Communications, Inc. The Company and Enhance Biotech disclaim any obligation to update these forward-looking statements.